EXHIBIT 10.2

THE COMMON STOCK PURCHASE OPTION REPRESENTED BY THE AGREEMENT (THE “OPTION”) AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE OPTION (THE “OPTION SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND THEREFORE, MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE ACT, INCLUDING THE REGISTRATION PROVISIONS THEREIN CONTAINED OR PROVIDED AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE ACT, AND SUBJECT TO THE OPINION OF COUNSEL TO SANSWIRE CORP.

SANSWIRE CORP.
OPTION AGREEMENT

This Option Agreement is made on this 8th day of February, 2011 (the “Effective Date”) by and between SANSWIRE CORP., a Delaware corporation (the “Optionor” or “Company”), and Jeffrey Sawyers (the “Holder”).

RECITALS

Holder is employed by the Company as Chief Financial Officer and Treasurer.  In conjunction with Holder’s employment, the Board of Directors of the Company (the “Board”) has authorized granting to Holder options to purchase the number of shares of common stock of the Company specified in paragraph (1) hereof, at the prices and for the terms specified herein, pursuant to the terms and conditions stated herein and in the 2004 Employee Stock Option Plan of GlobeTel Communications Corp. (the “Stock Option Plan”).

AGREEMENT

1.           Option.  Optionor hereby grants to Holder the option (the “Option”) to purchase from Optionor 1,500,000 shares of the common stock of the Optionor (the “Shares”), upon the conditions and terms set forth herein and in the Stock Option Plan.  The parties understand and agree that the Shares’ transferability is restricted in accordance with state and federal laws.  The Shares pursuant to this Option shall vest as follows:  500,000 of the Shares shall vest immediately on the Effective Date and during the period from the Effective Date through the eighteen month anniversary of the Effective Date, the Option shall become vested with respect to an additional 166,666 shares for each full three month period that Holder continues to be employed by the Company (provided, however, the final three month period of vesting shall be as to 166,670 shares such that on the eighteen month anniversary of the Effective Date, the full 1,500,000 shares shall be vested) (once vested, the Shares shall be deemed “Vested Shares”); provided, however, that the vesting on the Shares pursuant to this Option shall accelerate in full, and such Shares shall be fully vested and exercisable, upon a Change of Control of the Company.  For purposes hereof, a “Change of Control” shall mean the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of the assets of the Company unless, in any case, the persons or entities who or which Beneficially Own the Voting Securities of the Company immediately before that transaction Beneficially Own, directly or indirectly, immediately after the transaction, at least 75% of the Voting Securities of the Company or any other corporation or other entity resulting from or surviving the transaction (including a corporation or other entity which, as the result of the transaction, owns all or substantially all of the Voting Securities of the Company or all or substantially all of the Company’s assets, either directly or indirectly through one or more subsidiaries) in substantially the same proportion as their respective ownership of the Voting Securities of the Company immediately before that transaction (capitalized terms as defined in the Securities Exchange Act of 1934, as amended).

2.           Purchase Price.  The purchase price payable for the Shares (the “Purchase Price”) shall be $0.07 per share.

3.           Exercise of Option.  This Option may be exercised as to the Vested Shares at any time by the Holder by tendering a copy of this Option Agreement stating the name in which the Shares shall be registered and amount of Shares to be exercised (the “Exercise Notice”), together with the cash amount sufficient to exercise the Option, to the Optionor, or by Cashless Exercise, if applicable, as defined below.  The Option may be exercised in whole or in part at any time during the option period, which begins on the effective date of this Option Agreement and terminates three (3) years thereafter.

4.            Cashless Exercise. In the event the Market Price of the Company common stock is above the exercise price, and in lieu of the payment method set forth in Section 3, above, the Holder may elect to exchange all or some of the Shares for the common stock equal to the value of the amount of the Shares being exchanged on the date of exchange (the “Cashless Exercise”).  If the Holder elects to take advantage of such Cashless Exercise, the Holder shall tender to the Company this Option Agreement for the amount being exchanged, along with written notice of the Holder’s election to exchange some or all of the Shares, and the Company shall issue to the Holder the number of common stock computed using the following formula:

X  = Y (A-B)
A

Where:                      X =           The number of shares of common stock to be issued to the Holder.

Y =           The number of shares of common stock purchasable under the amount of this Option Agreement being exchanged (as adjusted to the date of such calculation).

A =           The Market Price (as defined hereinabove) of one share of common stock.

B =           The Purchase Price (as adjusted to the date of such calculation).

The Cashless Exercise shall take place on the date specified in the notice or if the date the notice is received by the Company is later than the date specified in the notice, on the date the notice is received by the Company.

As soon as practicable after full or partial exercise of the Shares, the Company at its expense (including, without limitation, the payment by it of all taxes and governmental charges applicable to such exercise and issuance of the Shares) shall cause to be issued in the name of and delivered to the Holder or such other persons as directed by the Holder, a certificate or certificates for the total number of Shares being exercised in such denominations as instructed by the Holder, together with any other securities and property to which the Holder is entitled upon exercise under the terms of this Option Agreement. The Option shall be deemed to have been exercised, and the Shares acquired thereby shall be deemed issued, and the Holder or any person(s) designated by the Holder shall be deemed to have become holders of record of such Shares for all purposes, as of the close of business on the date that the Option, the duly executed and completed Exercise Notice, and full payment of the aggregate Purchase Price has been presented and surrendered to the Company, notwithstanding that the stock transfer books of the Company may then be closed. In the event this Option is only partially exercised, a new Option Agreement evidencing the right to acquire the number of Shares with respect to which this Option Agreement shall not then have been exercised, shall be executed, issued and delivered by the Company to the Holder simultaneously with the delivery of the certificates representing the Shares so purchased.

5.    Shares Not Registered

The certificates representing the option Shares issued upon exercise of the options Shall bear the following legend:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER (1) WITHOUT REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH THE LAWS OF ANY APPLICABLE JURISDICTION OR (2) AN OPINION OF COUNSEL (IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.”

6.    Representation, Warranties and Covenants of the Holder.  The Holder represents, warrants to and covenants with Optionor as follows:

a)           The Holder warrants he has evaluated the merits and risks associated with the investment in the company as represented by this option, including review of the Annual and Quarterly Reports and other reports of the Company that have been filed from time to time with the Securities and Exchange Commission (“SEC”), and all other documentation that he deems necessary under the Securities and Exchange Act of 1934, as amended, and the applicable state securities laws.

b)           The Holder further represents that he understands that neither this Option nor the Shares underlying the option are registered under the Act. Should the Company prepare a registration statement to cause the registration of the Shares, for filing with the SEC then such registration statement, when and if declared effective by the SEC, shall be kept current in order for the Holder to be able to publicly sell the Shares acquired upon exercise of the Option.

c)           The Holder is sufficiently experienced in financial matters and matters pertaining to securities to be capable of evaluating the merits and risks associated with the acceptance of this Option, and has relied upon such experience in so determining to accept this option in partial consideration for the services performed by Holder to the Company. The parties agree that this Option is not the exclusive consideration granted or to be granted to Holder for services heretofore provided or to be provided by Holder to the Company.

7.           Representation, Warranties and Covenants of the Optionor.  The Optionor represents, warrants to and covenants with Holder as follows:

a)           This Agreement has been duly executed and delivered by such Optionor and constitutes the valid and binding obligation of such Optionor and such Optionor has the requisite power and capacity to execute, deliver and perform this Agreement and to comply with the terms hereof.

b)           The grant of the Option by such Optionor does not, and the sale of the Option Shares to Holder by such Optionor, upon payment of the Exercise Price thereof, will not, conflict with or constitute an event of default under or breach of any agreement, document or instrument to which such Optionor is a party.

c)           The Option Shares underlying the Option granted by such Optionor hereunder are currently owned by such Optionor and, upon exercise of the Options by Holder and payment of the Exercise Price therefore, Holder will acquire such Option Shares free and clear of all security interests, claims, liens, security or other interests, encumbrances and charges of any kind whatsoever.

d)           Until the earlier of (i) the exercise of the Option granted by such Optionor or (ii) the expiration of the Option Period, such Optionor will not sell, transfer, assign, pledge, alienate or hypothecate any of the Option Shares, or permit such Option Shares to become subject to any mortgage pledge, lien, security or other interest, encumbrance or charge of any kind.

8.           Notices.  All notices, requests, demands and other communications which are given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, when sent by facsimile (with receipt confirmed), or when mailed by registered or certified mail (postage prepaid, return receipt requested), as follows (or to such other address or telex number as either party hereto may designate to the other party hereto by like notice):

If to the Holder, to:
Jeffrey Sawyers
131 Calabria Springs Cove
Sanford, FL 32771

If to the Optionor, to:
SANSWIRE CORP.
State Road 405, Building M6-306A, Room 1400
Kennedy Space Center, FL 32815

Mail Address:
Mail Code: SWC
Kennedy Space Center, FL 32899

Attention:  Glenn D. Estrella,
President and Chief Executive Officer

9.           Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Optionor and Holder inure to the benefit of their respective successors and assigns hereunder.

10.           Entire Agreement.  This Agreement constitutes the complete agreement between the parties and terminates and supersedes all prior and contemporaneous oral and written agreements. This Agreement may not be altered, amended or modified except by a writing duly executed by the parties hereto.

11.           Severability.  In the event that any term or condition in this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.

12.           Non-Waiver. No waiver, forbearance or failure by any party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party’s right to enforce such provision in the future or such party’s right to enforce any other provision of this Agreement.

13.           Binding Effect; No Third Party Beneficiaries.  Each term and provision of this Agreement shall be binding upon and enforceable against and inure to the benefit of the parties hereto and their respective successors or assigns, nothing in this Agreement, express or implied, being intended to confer upon any other person any rights or remedies hereunder.

14.           Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HOLDER:

By:  /s/ Jeffrey Sawyers

Name:  Jeffrey Sawyers

Date: February 8, 2011

OPTIONOR:
SANSWIRE CORP.,
A DELAWARE CORPORATION

By:  /s/ Glenn D. Estrella

Name:  Glenn D. Estrella
Title: President and Chief Executive Officer

Date: February 8, 2011